DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0382272005-1
Document Number:
20050238315-59

Date Filed:
6/17/2005 3:00:41 PM
In the office of

Dean Heller
Secretary of State

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

Universal Property Development and Acquisition Corporation
Name of merging entity

Nevada	Corporation
Jurisdiction	**Entity type ***

ProCore Group, Inc.
Name of merging entity

California	Corporation
Jurisdiction	**Entity type ***

Name of merging entity

Jurisdiction	**Entity type ***

Name of merging entity

Jurisdiction	**Entity type ***

and,

Universal Property Development and Acquisition Corporation
Name of surviving entity

Nevada	Corporation
Jurisdiction	**Entity type ***

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM Merger 2003
Revised on: 10/24/03

NUMBER OF PAGES ATTACHED 5